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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

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                                    FORM 8-K

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                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported):   December 3, 1996


                        Champion Financial Corporation
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             (Exact Name of Registrant as Specified in its Charter)



        UTAH                            0-19499                  88-0169547
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(State or Other Jurisdiction          (Commission               (IRS Employer
    of Incorporation)                 File Number)           Identification no.)



        19 HILLSYDE COURT, COCKEYSVILLE, MARYLAND              21030
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        (Address of principal executive offices)             (Zip code)


     Registrant's telephone number, including area code:     (410) 628-0040

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ITEM 5.      OTHER EVENTS

         MPLC, Inc. a wholly-owned subsidiary of the Company has recently acquired 560,000 shares of the common stock of Hayes Incorporated ("Hayes"). Hayes is a privately held company engaged in the business of health care technology assessments that publishes The HAYES Directory of New Medical Technologies Status and The HAYES Directory Legal Precedent Reports. MPLC paid $350,000, for the shares.

         MPLC has agreed to acquire an additional 1,040,000 shares on or before February 15, 1997, which will give it a total Hayes holding of 1,600,000 shares constituting 40% of Hayes' outstanding shares.

         In addition, the Company has entered into an agreement to acquire all of the outstanding shares of National Health Benefits & Casualty, Corp ("NHBC")
on or before December 31, 1996.   NHBC, through subsidiaries, operates a
national managed care organization and provides related services and products designed to reduce the costs of medical care. It markets these services and products to insurance companies, self-insured businesses which maintain employee medial benefits plans, and third parties who administer employee medical plans for such employers. Upon the closing of the acquisition, Mr. Paul Caliendo will become CEO of the Company and Mr. Stephen Carder will become the Company's president. Messrs. Caliendo and Carder are presently the sole shareholders of NHBC.


                                   SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      CHAMPION FINANCIAL CORPORATION



                                      By
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                                         Marcy M. Engelbrecht
                                         President and Chief Executive Officer

DATE:  December 17, 1996